INVESCO GLOBAL CORE EQUITY FUND                                    SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER :      811-1540
SERIES NO.:        23

74U.   1 Number of shares outstanding (000's Omitted)
         Class A                4,799

       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                  913
         Class C                  986
         Class Y                   59
         Institutional Class        2

74V.   1 Net asset value per share (to nearest cent)
         Class A                $10.80

       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B               $10.41
         Class C               $10.41
         Class Y               $10.82
         Institutional Class   $10.92